News Release
FLINT TELECOM SET TO GO GLOBAL WITH COMPLETION OF DEFINITIVE AGREEMENTS WITH TWO COMPANIES
OVERLAND PARK, KANSAS — October 6, 2010 — Flint Telecom Group, Inc. (FLTT.OB), an International Telecoms Technology and Services Organization, announced today that it has entered into definitive agreements to acquire all of the issued capital of Debit Card Company, Ingedigit International Inc. (III) and Financial Transaction Processing Company, Gotham Ingedigit Financial Processing Corp. (P2P). These acquisitions will expand and strengthen Flint’s existing pre-paid market activities and open up new international markets and products for the group. Management anticipates that these companies will add additional high revenues and margin for Flint Telecom in their own right going forward, while increasing gross margins and market penetration in the existing portfolio of telecommunications products. The transaction is expected to be finalized within the next two weeks, provided closing conditions are met.  Upon closing, Flint Telecom will assume fully operating turn-key companies in the U.S. and India, with additional market operations in Australia and Asia Pacific, evolving Flint Telecom into a Global Enterprise.

Prepaid services are among the fastest growing service industry segments globally. In 2007, The World Bank estimated that worldwide remittances exceeded $318 Billion. Independent research commissioned by MasterCard estimates the U.S. market opportunity for branded pre-paid cards in excess of $440 Billion by 2017, a 400% increase over the market value estimated in 2009.

Consideration for the transactions will be performance based. Payment will be share based in the form of Preferred Shares that will be restricted from conversion to Common Shares for a period of 12 months from Closing.

Ingedigit International Inc. (“III”) is a U.S. based International Pre-Paid Debit Card company, partnered with both U.S. Banks and International Banks to offer debit cards to their customers. Included with the debit card services are additional services; allowing the partnering Banks to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and International money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the card-holder on a 24/7, 365-day basis. The Company’s current markets include the United States, Canada, Mexico, India, Central and South America, Gulf Coast Countries, The Philippines, expanding to the U.K., Africa, Sri Lanka, Bangladesh and the Pacific Rim.

Gotham Ingedigit Financial Processing Corp. (“P2P”) is a U.S. based Advanced Financial Transaction Processing and Technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, P2P is in the unique position of having complete control of all its services from applications development and processing to marketing and support for a full array of back office processing including ATM and POS network integration and management. P2P will operate as an independent business following the acquisition.

Mitch Siegel, President of III, said, “We are very excited to be joining Flint Telecom and look forward to achieving great success together. We have been searching for the right partner to take our business to the next level for some time and we believe we have that partner in Flint Telecom. These acquisitions will allow Flint Telecom to offer Financial Service activities, without risk, through significant participation by banks on a global basis. Our existing relationships with a number of banks around the world, including India, provide significant flexibility in delivering card programs and clear competitive advantages over other programs. This market is huge. Expatriate workers remit billions of dollars every month around the world and debit card usage is growing every year, particularly in these tough economic conditions. We enable our clients to offer customers the ability to operate a debit card without the need of a bank account or credit standing. We expect to be a significant contributor of growth and profits to Flint Telecom in the as we execute.”

Vincent Browne, Chairman and CEO of Flint Telecom Group, commented "These are hugely significant acquisitions for us. Not only do they give Flint Telecom ownership of the complex technology required to deliver these services and a proven expertise in delivering financial transactions globally, they also bring a whole new dimension to our operations and service portfolios making us a truly global company. The world is going mobile and these types of transactions now suit the mobile device also delivering convenience and costs savings to those groups who send money home frequently. Debit card usage is growing exponentially around the world and when coupled with our telecom experience and capabilities we expect to deliver some truly compelling and exciting applications to both our existing customers and to a growing global user base. We have significant plans for the capabilities we have now acquired and look forward to announcing these in due course.”

ENDS
Investor Relations Contact: Tony Muratore - investor@flinttelecomgroup.com
About Flint Telecom Group, Inc.
Flint Telecom Group Inc. is a fast growing Telecoms Technology Organization with a portfolio of companies that deliver next-generation IP communications Products and Services. The Company was founded by telecom and technology entrepreneurs with a proven track record in building global technology companies. Flint Telecom has grown both organically and through corporate activity and is traded on the OTC Bulletin Board® (OTCBB) under the ticker FLTT.OB. Additional information may be found at www.flinttelecomgroup.com

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” ``intends,'' ``believes,'' and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.